UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

CH ENERGY GROUP, INC.
(Exact name of Registrants as specified in its charter)

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	IRS Employer Identification No.

0-30512	CH Energy Group, Inc.	14-1804460
(Incorporated in New York)
284 South Avenue
Poughkeepsie, NY 12601-4839
(845) 452-2000

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 26, 2011, the shareholders of CH Energy Group, Inc. ("CH Energy Group"), upon recommendation of our Board of Directors, approved the CH Energy Group, Inc. 2011 Long-Term Equity Incentive Plan (the "2011 Plan").  The Plan replaces the CH Energy Group, Inc. Long-Term Equity Incentive Plan, as amended (the "2006 Plan").  No further awards will be made under the 2006 Plan; however, awards granted under the 2006 Plan prior to shareholder approval of the 2011 Plan will remain outstanding in accordance with their terms.

A brief description of the 2011 Plan follows, but it is subject to the full text of the plan attached as Appendix A to our 2011 Proxy Statement, incorporated herein by reference.

The 2011 Plan authorizes the grant of equity-based compensation to our key employees and non-employee directors in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, dividend equivalents and other awards relating to our shares of Common Stock, along with certain cash-based awards.

CH Energy Group has reserved 400,000 shares for delivery under the 2011 Plan, plus (i) any shares remaining available for issuance or delivery under the 2006 Plan as of April 26, 2011, and (ii) any shares that are subject to awards granted under the 2006 Plan that are forfeited, canceled, surrendered or otherwise terminated without the issuance of shares on or after that date.  The shares delivered under the 2011 Plan may be unissued or treasury shares.  This share limit is subject to adjustment for reorganizations, recapitalizations, stock splits, stock dividends, and other similar events.

The 2011 Plan is administered by the Compensation Committee of the Board of Directors, which has authority to, among other things: construe and interpret the 2011 Plan, select participants and the types of awards to be granted, and establish the terms and conditions of awards.

Our Compensation Committee may designate any award under the 2011 Plan as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million executive compensation limit imposed by Section 162(m) of the Internal Revenue Code.  If an award other than a stock option or stock appreciation right is so designated, the Compensation Committee must establish objectively determinable performance objectives for the award within certain time limits.  Performance objectives for such awards will be based on one or more of the following criteria: earnings per share, earnings per share from continuing operations, operating income, revenues, operating margin, profit margin, return on assets, return on equity, return on invested capital, financing, credit ratings, redeployment of capital, cash flow, shareholder value, dividend yield on book value, economic value added, stock price, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation, dividend growth and/or dividends paid), new customers, cost controls, operating efficiencies, product development, strategic partnering, research and development, market penetration, geographic business expansion, cost targets, productivity, employee satisfaction, management of employment practices and employee benefits, supervision of litigation or labor negotiations, dealings with regulatory bodies, acquisitions or divestitures, delivery cost per kilowatt hour or delivery cost per millions of cubic feet of natural gas, or delivery cost per gallon of petroleum product, customer satisfaction ratings, program development, frequency or duration of electric or gas service interruptions, number of or severity of gas leaks, avoidance of environmental, public or employee safety problems, or realization of the regulated return on equity.

The 2011 Plan became effective as of February 10, 2011, the date of approval of the Board of Directors, and will continue in effect until February 9, 2021, unless sooner terminated by the Board of Directors.  Termination will not affect grants and awards then outstanding.

Item 5.07                Submission of Matters to a Vote of Security Holders

On April 26, 2011, CH Energy Group held its Annual Meeting of Shareholders at CH Energy Group's offices in Poughkeepsie, New York.

As of the record date, March 1, 2011, there were 15,620,765 shares of Common Stock of CH Energy Group that were eligible to be voted at the meeting.  At the meeting, 13,082,623 shares, or approximately 83.75% of all outstanding shares of Common Stock, were present either in person or by proxy.  Five matters were voted upon at the meeting, with the Board recommending a vote "FOR" in connection with matters 1, 2, 3, and 5, and it recommending a vote of "EVERY YEAR" in connection with matter 4.

The first matter, Proposal No. 1, was the election of three Class I directors and three Class II directors to the Board of Directors, each to serve a one-year term expiring at the Annual Meeting of Shareholders in 2012.  The six nominees proposed by the Board were elected.

The second matter, Proposal No. 2, was a proposal to approve the adoption of CH Energy Group's 2011 Long-Term Equity Incentive Plan.  The proposal was approved.

The third matter, Proposal No. 3, was a proposal for an advisory vote on executive compensation.  The proposal was approved.

The fourth matter, Proposal No. 4, was a proposal for an advisory vote on the frequency of future advisory votes on executive compensation.  A majority of the votes cast at the meeting were cast in favor of a frequency of "EVERY YEAR".

The fifth matter, Proposal No. 5, was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as CH Energy Group’s independent public accounting firm for 2011.  The appointment was ratified.

The table below shows the final voting results from the Annual Meeting of Shareholders.

Proposal No. 1 – Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Steven V. Lant	10,258,571	293,766	2,530,286
Edward T. Tokar	10,043,461	508,876	2,530,286
Jeffrey D. Tranen	10,331,142	221,195	2,530,286
Margarita K. Dilley	10,299,544	252,793	2,530,286
Steven M. Fetter	10,346,061	206,276	2,530,286
Stanley J. Grubel	9,999,317	553,020	2,530,286

Proposal No. 2 – Adoption of the 2011 Long-Term Equity Incentive Plan	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
	8,880,866	1,483,368	188,099	2,530,290

Proposal No. 3 – Advisory Vote on Executive Compensation	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
	8,166,836	845,183	1,540,311	2,530,293

Proposal No. 4 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Every Year	Two Years	Three Years	Shares Abstained	Broker Non-Votes
	7,473,571	193,145	1,320,980	1,564,636	2,530,291

Proposal No. 5 – Ratification of Appointment of PricewaterhouseCoopers LLP	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
	12,581,251	351,016	150,356	0

Item 9.01                Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
10(iii)(1)	CH Energy Group, Inc. 2011 Long-Term Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: April 28, 2011	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President – Accounting and Controller

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10(iii)(1)	CH Energy Group, Inc. 2011 Long-Term Equity Incentive Plan (Incorporated herein by reference to CH Energy Group’s Schedule 14A filed on March 17, 2011; Appendix A)